                     REVLON WORLDWIDE (PARENT) CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)
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
                                                 Three Months
                                                Ended March 31,                       Year Ended December 31,
                                               ------------------      -----------------------------------------------------
                                                 1997       1996        1996        1995       1994       1993        1992
                                               --------   -------      -------    --------   --------   --------    --------
Earnings before income taxes                   $ (49.4)   $ 139.4      $ 126.7    $(113.9)   $(140.1)   $(172.3)    $(209.3)
Plus: Fixed charges                               70.8       67.4        269.7      269.0      250.6      208.8       128.0
                                               --------   -------      -------    --------   --------   --------    --------
Earnings available to cover fixed charges      $  21.4    $ 206.8      $ 396.4    $ 155.1    $ 110.5    $  36.5     $ (81.3)
                                               --------   -------      -------    --------   --------   --------    --------
Fixed Charges:
  Interest expense                             $  63.1    $  59.5      $ 240.1    $ 237.5    $ 221.2    $ 180.0     $ 102.1
  Amortization of debt issuance costs              3.4        3.6         12.5       15.2       12.6       11.2         6.7
  Portion of rent representative of
    an interest factor                             4.3        4.3         17.1       16.3       16.8       17.6        19.2
                                               --------   -------      -------    --------   --------   --------    --------
Fixed charges                                  $  70.8    $  67.4      $ 269.7    $ 269.0    $ 250.6    $ 208.8     $ 128.0
                                               --------   -------      -------    --------   --------   --------    --------

Ratio of earnings to fixed charges                           3.07 x       1.47 x
                                                          =======      =======

Deficiency of earnings to fixed charges        $  49.4                            $ 113.9    $ 140.1    $ 172.3     $ 209.3
                                               =======                            =======    ========   ========    ========
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